

INVESTOR PRESENTATION

1Q 2023

UDR®

Opening doors to the future®

GRESB ★★★★★ 2022


View 34 | New York, NY

TABLE OF CONTENTS

3 Recent Updates

5 UDR at a Glance

7 UDR Value Proposition

8 Innovation and Competitive Advantages

10 Accretive Capital Allocation and Value Creation

12 Market and Resident Attributes

14 Strong, Liquid, Flexible Balance Sheet

15 ESG and Sustainability Leadership

17 The Case for Apartment REITs

RECENT UPDATES[1]

Apartment fundamentals remain healthy and relative advantages across operations, capital allocation, balance sheet positioning, and innovation set up UDR well for continued strong same-store and earnings growth. **Blended lease rate growth accelerated from December to February**, supporting our 1Q 2023 blended lease rate growth expectation of 3.3% to 3.9%.

Highlights[1]

Peer Leading Growth[2] in 2023…

Highest FFOA per share
2nd Highest SSREV and SSNOI
2nd Lowest SSEXP growth

…Following Robust Growth in 2022

Highest Sequential SSREV in 2H22
2nd Highest SSREV for FY22
4th Highest SSNOI for FY22

Strong Occupancy

2nd highest among peers in 4Q22 and January 2023

Sector-Best

Liquidity profile, with 5% of debt (versus 25% peer group average) maturing over the next 3 years[3]

No Debt Maturities

In 2023, mitigating near-term interest rate risk

Components of 2023 SSREV Growth[4]



8%
6%
4%
2%
0%
Driven by rollout of building-wide Wi-Fi, enhanced amenity offerings, package lockers, parking, and resident security deposit insurance
2% average blended rate growth needed from Mar-Dec to achieve 2.5% midpoint
High: 7.75%
Mid: 6.75%
Low: 5.75%
Earn-In (Embedded Growth)
Blended Lease Rate Growth
Innovation and Other Income
2023 SSREV Growth

2023 SSEXP Growth Considerations

Guidance: 4.0% to 5.5%

Pressure: Utilities, R&M, Sunbelt Real Estate Taxes

Initiatives to Contain SSEXP Growth

- Increase number of unstaffed communities
- Enhance mobile maintenance technology
- Improve unit turnover analytics
- Targeted capital expenditure projects
- One-click move-in process

(1) Metrics as of December 31, 2022; 2023 expectations based on initial guidance ranges for UDR and peers. Peer group includes AIRC, AVB, CPT, EQR, ESS, and MAA.
(2) Based on initial guidance provided by UDR and peers.
(3) Data as of December 31, 2022. Amount for UDR excludes commercial paper balance, working capital facility balance, and principal amortization.
(4) Additional SSREV growth variables include occupancy and bad debt which, collectively, are negligible contributors to our guidance expectations.
Source: Company and peer documents.

ROBUST DEMAND & STRONG RESIDENT FISCAL HEALTH[1]

Demand indicators continue to show strength as **consumer financial health remains resilient and relative affordability continues to favor multifamily renting**. Further, **concession usage is minimal and we see no evidence of doubling-up**.

Higher Traffic

Daily leads have **accelerated to start 2023**



Avg. Same-Store Daily Leads (blue bars)
1,700
1,300
900
500
1Q22
2Q22
3Q22
4Q22
YTD 2023
20%
15%
10%
5%
0%
-5%
Y/Y Change in Daily Leads (green line)

Rising Collection Rates

Collections in the month of billing (as a percentage of billed revenue) continues to improve



95.5%
94.5%
93.5%
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22

Steady Rent-to-Income Ratio ("R/I")

Growing UDR household income supports strong rent growth while keeping median resident R/I ratio in the low/mid-20% range



R/I Ratio (lhs)
Long-Term Avg. R/I Ratio (lhs)
TTM Avg. Income, $000s (rhs)
23% increase in average UDR household income vs. pre-COVID
30%
25%
20%
15%
$165
$155
$145
$135
$125
Dec-16
Dec-17
Dec-18
Dec-19
Dec-20
Dec-21
Dec-22

Relative Affordability

~55% less expensive to rent than own across UDR markets



-20%
-30%
-40%
-50%
-60%
-70%
Dec-02
Dec-06
Dec-10
Dec-14
Dec-18
Dec-22
Only 8% of 4Q 2022 moveouts were to buy a single-family home, ~33% lower than average.

(1) Metrics as of December 31, 2022.
Source: Company documents.

UDR AT A GLANCE[1][2]

UDR is a **full-cycle investment** that consistently generates strong total shareholder return ("TSR") through innovation, best-in-class operations, and disciplined capital allocation.

- 50 Year History
- S&P 500 Multifamily REIT
- ~59,000 Apartment Homes
- 21 Markets
- $21.8B EV
- 3.7% Dividend Yield
- Full-Cycle Investment
- Continuous Innovation

Outsized Same-Store NOI Growth[3]



10-Year
15-Year
20-Year
3.8%
4.3%
3.2%
3.6%
2.9%
3.4%
1.0%
2.0%
3.0%
4.0%
5.0%
Peer Median CAGR
UDR CAGR

Robust Relative TSR



10-Year
15-Year
20-Year
6.5%
8.6%
6.2%
9.3%
9.0%
9.4%
2.0%
4.0%
6.0%
8.0%
10.0%
NAREIT Equity Index CAGR
UDR CAGR

Sustainable Dividends That Grow Over Time



$2.00
$1.60
$1.20
$0.80
$0.40
201
Consecutive Dividends Paid
6.7%
CAGR since 2010
$0.72
$1.68
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

(1) As of December 31, 2022, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of February 15, 2023. Dividend Yield is based on UDR's 2023 annualized dividend of $1.68 per share.
(3) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020 through 4Q 2022 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
Source: Company and peer documents, Nareit.

DIVERSIFIED PORTFOLIO COMPOSITION

UDR is diversified across markets and price points to generate robust growth with less risk.

Market Mix


Northeast/Mid-Atlantic:
39% of NOI
West Coast:
35% of NOI
Sunbelt:
26% of NOI


80%
60%
40%
20%
UDR
Peer Average
Portfolio-Wide Rental Rate Differential(2,3)
% of SS Revenue in Five Largest Markets(2)

Less Concentration Risk

More Stability

Price Point[1] and Location Within Market


A-Quality
B-Quality
56%
44%
Coastal A
Coastal B
53%
47%
Sunbelt A
Sunbelt B
67%
33%
Urban
Suburban
69%
31%
Coastal Urban
Coastal Suburb
61%
39%
Sunbelt Urban
Sunbelt Suburb
9%
91%

(1) Price point and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(2) Data as of December 31, 2022. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(3) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
Source: Company and peer documents, Nareit.

UDR VALUE PROPOSITION

Durable and Repeatable Competitive Advantages

1 Innovation

Operations

- Self-service and improved resident experience
- Expand margins and lessen expense growth
- $140M potential NOI opportunity; $60M captured /identified

Differentiated Market Selection

- Predictive analytics and qualitative analyses to help identify investment/ divestment markets
- Beneficial to our 2019-2021 acquisition yield expansion to-date

2 Repeatable Investment Upside

- Durable competitive advantages boost yields
- History of acquisitions achieving 10-15% NOI growth in excess of market over first 3 years of ownership

Better Results Than Peers

Average Annual Outperformance vs. Peer Median[1] (bps), Last 10 Years



70
60
50
40
30
20
10
0
50
60
20
30
SS NOI Growth
FFOA/sh
Div/sh
NAV/sh

*2nd highest rolling-3-year SSNOI growth among peers over last 10 years

*Above peer-average FFOA/sh[3] growth in 7 of last 10 years

Long-Term TSR Outperformance

Frequency that UDR's Rolling 3-year Annualized TSR[2] Outperforms Index



Last 5 Years
Last 10 Years
80%
70%
60%
50%
40%
62%
80%
63%
67%
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results from 2013 through 2022. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through December 31, 2022.
(3) Funds from Operations as Adjusted ("FFOA") is defined as Funds From Operations ("FFO") excluding the impact of non-comparable items including, but not limited to, acquisition-related costs, prepayment costs / benefits associated with early debt retirement, gains and losses on sales of real estate, and other costs. A comprehensive definition of FFOA and a reconciliation from net income attributable to common stockholders to FFOA is provided in the "Definitions and Reconciliations" section of UDR's quarterly Supplemental Financial Information.
Source: Company documents.

INNOVATION ACCOMPLISHMENTS

UDR's history of innovation has delivered better SS NOI growth and controllable operating margin versus peers.

Long-Term Same-Store Outperformance


UDR vs. Peer Median(1) SS NOI Growth (2013-2022)
Peer Median
UDR
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
50bps average annual additional NOI growth from UDR initiatives.
3.8%
4.2%
3.7%

Increased Efficiencies Versus Peers


Apartment Homes Managed per Employee
UDR
Peer Avg.
45
40
35
30
25
44
33
2017
2018
2019
2020
2021
Pre-NextGen Platform

Controllable Operating Margin ("COM") Expansion


COM vs. Avg. Monthly Rent(3) (TTM through 4Q 2022)
TTM Controllable Operating Margin
85%
83%
81%
79%
77%
~300bps COM advantage Equates to ~$42M in higher annualized NOI.
Peer Avg.
$1,500
$2,000
$2,500
$3,000
Average Monthly Rent Per Apartment Home

- **~300bps** controllable operating margin advantage vs. peer average
- Fully-loaded margin (including G&A, property management, and Capex) is **~200bps higher** than the peer average
- Higher fully-loaded margins in **12 of 14** primary UDR markets

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS, and MAA; 2Q 2020 through 4Q 2022 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
(2) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for AVB, CPT, EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC and UDR.
Source: Company and peer documents.

INNOVATION = REPEATABLE, CONSISTENT VALUE CREATION

UDR's **ongoing innovation drives outsized same-store NOI growth** in our legacy portfolio and yield expansion when we externally grow. This has contributed to UDR generating better than peer average FFOA per share growth in 7 of the past 10 years. Our innovation is **enduring, scalable, and a hard-to-replicate competitive advantage** versus peers.

Legacy Portfolio

>$20M NOI realized since 2018 = **$420M** value creation[2]

>$40M NOI targeted over next 24-36 months

$140M NOI max potential on current portfolio

- ☑ Customer Self-Service
- ☑ Site-Level Efficiencies
- ☑ Advanced Data Science
- ☑ Reduce Controllable Expenses
- ☑ Reduce Vacant Days
- ☑ Pricing Engine Optimization
- ☑ Larger Share of Resident Wallet

+

Given a Cost of Capital to Growth

50bps of yield expansion from innovation on

$2.6B of third-party acquisitions from 2019-2021[1]

= **$275M** value creation[2]

135bps of Total Yield Expansion To-Date[3][4]



Wtd. Avg. Initial Yield
4.35%
UDR Portfolio Gross Potential Rent Growth
0.85%
Innovation
0.50%
Renovation
0.20%
Capex
0.20%
Current Yield
5.70%
4.0%
4.5%
5.0%
5.5%
6.0%

(1) Amounts include communities with at least 12 months of operating results under UDR ownership, exclude acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV), and include secured debt assumed at the time of acquisition, where applicable.
(2) Calculated based on an applied cap rate of 4.75%.
(3) Market Rent Growth is based on gross potential rents for UDR's portfolio as of December 2022.
(4) Core Operations and Innovation includes revenue maximization strategies, parking optimization, view premiums, short-term furnished rentals, personnel optimization, SmartHome installations, and self-service integration. Renovation (accretive) and Cap Ex investment (dilutive from higher cost basis) include interior renovations (kitchen and bath) and common area upgrades.
Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a track record of being a proficient steward of capital and can utilize various external growth value creation drivers.



UDR's Capital Allocation Throughout the Apartment Cycle ($M)
UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022



UDR'S CAPITAL SOURCES
Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Asset Dispositions
Unsecured Debt
Secured Debt
JV Capital
LOC
Commercial Paper
Preferred Equity



UDR'S CAPITAL USES
Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
NOI-Enhancing Cap Ex
Stock Buybacks
Operating Platform

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

Our wide variety of value creation drivers provides UDR the latitude to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion**. These include:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Target 10%-15% NOI growth above market in first 3 years of ownership
- Acquired $2.7B third-party communities and ~$4.0B overall[1] since 2019 with a focus Platform-friendly assets

DEVELOPMENT



Vitruvian West | Addison, TX (Dallas MSA)

- $332M active construction pipeline, 57% funded
- ~6.25% weighted average projected stabilized yield on $370M of communities currently in lease-up

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Target mid-teens IRRs
- Identified >$100M of potential new projects in coming years
- Current unit addition project: 30 units, $18M
- Current unit redevelopments: ~1,600 units, $64M

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Low/mid-double-digit IRRs on capital provided to third-party developers
- Embedded optionality (have acquired ~50% of completed deals).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $75-$85M average annual spend
- Low-teens IRRs for amenity, kitchen & bath, and other upgrades.
- Future projects include building-wide Wi-Fi and electric vehicle charging stations

PLATFORM & INNOVATION


ACCOUNT SNAPSHOT

Virtual Tours | SmartHome Technology Package

- ~$35M investment in Platform enhancements
- >$100M PropTech & ESG fund commitments

(1) ~$4.0B includes acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV, at share), and include secured debt assumed at the time of acquisition, where applicable.
Source: Company documents.

DIVERSIFIED AND HIGH-QUALITY RESIDENT BASE[1]

Household income, wage growth, and resident credit quality support current and future demand.

$160K	↑ 23%	165%	Low/Mid-20%
Average annual household income	Increase of average incomes vs. pre-COVID	Above median MSA income	Average rent-to-income ratio

UDR Same-Store Portfolio

Avg. Resident Age	35
Avg. Household Income ($000s):	$160
vs. MSA Median Income:	165%
% High-Income MSA Jobs:	↔



Seattle

Avg. Household Income ($000s):	$168
vs. MSA Median Income:	152%
% High-Income MSA Jobs:	↑

San Francisco Bay Area

Avg. Household Income ($000s):	$226
vs. MSA Median Income:	158%
% High-Income MSA Jobs:	↑

Orange County

Avg. Household Income ($000s):	$185
vs. MSA Median Income:	173%
% High-Income MSA Jobs:	↓

Boston

Avg. Household Income ($000s):	$205
vs. MSA Median Income:	193%
% High-Income MSA Jobs:	↔

New York City

Avg. Household Income ($000s):	$358
vs. MSA Median Income:	448%
% High-Income MSA Jobs:	↔

Metro Washington, D.C.

Avg. Household Income ($000s):	$128
vs. MSA Median Income:	110%
% High-Income MSA Jobs:	↑

Sunbelt Markets

Avg. Household Income ($000s):	$127
vs. MSA Median Income:	167%
% High-Income MSA Jobs:	↔

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs are High-Income
- ↔ >30% and <35% of Jobs are High-Income
- ↓ <30% of Jobs are High-Income

(1) Data as of January 31, 2023. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Resident Age Distribution[1]

Balanced resident composition minimizes risk of exposure to specific age cohorts.



Average Resident Age: 35
Median Resident Age: 32
30%
25%
20%
15%
10%
5%
0%
18%
16%
23%
22%
17%
17%
18%
18%
24%
27%
Under 25
25-29
30-34
35-44
45+
Pre-COVID: Feb-20
Current

Resident Turnover since 2Q18

Robust demand and our focus on resident satisfaction has helped drive a 400 basis point decrease in trailing-twelve-month ("TTM") turnover versus pre-COVID levels. Resident move outs to buy (8%) or rent (1%) a single-family home during 4Q 2022 totaled 9%, or approximately 30% below historic norms.



Percent of Move Outs to Buy or Rent a Single-Family Home
15%
10%
5%
0%
TTM Resident Turnover
50%
47%
44%
41%
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID, FLEXIBLE BALANCE SHEET

Sector-leading weighted average interest rate and robust liquidity (>$1 billion) plus strong, and improving, leverage metrics support growth opportunities and reduce risk.

Investment Grade

BBB+

S&P Unsecured Rating

Baa1

Moody's Unsecured Rating

3.2%

Sector-best weighted average interest rate

Strong Leverage Metrics

28.0%

Consolidated debt-to-enterprise value[(1)]

5.6x

Consolidated net debt-to-EBITDAre at YE 2022

5.2x

Consolidated fixed charge coverage ratio at YE 2022

Well Laddered Maturity Schedule

6.7 years

Average debt duration[(2)]

17.7%

Sector-low percentage of debt maturing over next 4 years[(2)]

88.2%

of NOI unencumbered

Forward Debt Maturity Schedule ($M/Weighted Average Interest Rate)



$301 4.7%
$140 4.2%
$175 3.7%
$353 3.0%
$653 3.6%
$462 3.7%
$492 3.9%
$762 3.3%
$761 2.9%
$427 2.1%
$950 2.4%
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Only 5% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,[(2)] Working Capital Facility, and principal amortization.
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of December 31, 2022.

(2) 2023 maturities reflect $300.0 million of principal outstanding at an interest rate of 4.7%, an equivalent of SOFR plus a spread of 45 basis points, on the Company's unsecured commercial paper program as of December 31, 2022. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 6.8 years without extensions and 6.9 years with extensions.

Source: Company and peer documents.

ESG AND SUSTAINABILITY LEADERSHIP

UDR is a **recognized global ESG leader** and is committed to further enhancing our ESG profile.[(1)]

GRESB Score of 87

Earned a 5 Star Designation, the highest rating possible

GRESB ★★★★★ 2022

LEED Certifications

Developed, redeveloped, or acquired **25 communities** since 2010 that have obtained sustainability certification

Sustainalytics

Recognized as an **ESG Industry Top Rated Company** and Classified **"Low Risk"**

SDG Alignment

Aligned with **10 United Nations Sustainable Development Goals**

SUSTAINABLE DEVELOPMENT GOALS

DEI Commitment

Inaugural donor to the Nareit Foundation's **Dividends Through Diversity, Equity & Inclusion** campaign

Nareit

Responsibility

Named one of **America's Most Responsible Companies** by Newsweek in consecutive years.

AMERICA'S MOST RESPONSIBLE COMPANIES 2022 & 2023 Newsweek statista

Green Bonds

Two Green Bond issuances totaling $650 million of proceeds since 2019



Climate Tech Funds

Committed to invest **$20M into strategic ESG and Climate Technology Funds**



(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 4th annual ESG Report.
Source: Company documents.


APPENDIX
U.S. GREEN BUILDING COUNCIL
LEED GOLD
USGBC
Leonard Pointe | New York, NY

THE CASE FOR APARTMENT REITS

Apartment REIT TSR has outperformed other REITs and the broader market by a wide margin since 2000 due to:

1. Ongoing shortage of U.S. housing
2. Increased propensity to rent
3. Housing's status as a necessary, non-discretionary expense
4. Better long-term NOI growth + lower capex than most REIT sectors

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
11.0% Nareit Equity Apartments Index CAGR
10.5% Nareit Equity Index CAGR
7.4% S&P 500 CAGR
1,600
1,400
1,200
1,000
800
600
400
200
-
1,104
991
513
2000 2002 2005 2008 2011 2014 2017 2019 2022

ROLLING 3-YEAR ANNUALIZED TSR(1)



Apt. REIT Outperformance vs. Equity REITS
62% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.
15%
10%
5%
0%
(5)%
(10)%
(15)%
5% Average Outperformance
4% Average Underperformance
2000 2002 2005 2008 2011 2014 2017 2019 2022

(1) Data through January 31, 2023.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Since 2010, approximately 28% fewer total housing units have been produced versus total households formed over the same period.

U.S. POPULATION BY AGE COHORT (MILLIONS)



Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64

PROPENSITY TO RENT BY AGE COHORT



4Q22 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
850
650
450
250
50
-150
61.0%
411
705
37.8%
670
29.5%
662
24.9%
205
20.9%
Age: < 35
35-44
45-54
55-64
>65

- Sizeable current primary renter cohort
- Larger domestically born future renter cohort
- Potential upside from foreign-born growth

Significantly higher propensity to rent due to:

- Overall housing shortage
- High for-sale home prices
- Pent-up demand (household formation)



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau. Data as of December 31, 2022.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Low absolute and relative affordability represent a barrier to single-family ownership, resulting in a larger potential multifamily renter pool. Third-party forecasts indicate ~5 million additional apartments will be needed by 2030 to satisfy housing demand, thereby mitigating the potential supply risk of increased residential completions.

Household Growth by Type (000s)



YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
Single Family Affordability (rt. axis)
Single Family More Affordable
Single Family Less Affordable
2,200
1,200
200
(800)
(1,800)
80
60
40
20
0
Owner Nation
Renter Nation
Owner Nation
Renter Nation
2001
2004
2007
2010
2013
2016
2019
2022

UDR Monthly Cost To Rent vs. Total Cost To Own[1]



% Less Expensive to Rent vs. Own (TTM)
-20%
-30%
-40%
-50%
-60%
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
2022

- Rent-versus-own analysis[1] shows it is ~**55% less expensive** to rent than own across UDR markets.
- This equates to a **20%-25% improvement in relative affordability** compared to pre-COVID levels.

(1) UDR Average Monthly Cost to Rent is as of 4Q 2022 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, including as a result of COVID-19, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and DCP investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135


NASDAQ CONGRATULATES
UDR, INC.'S
2022 ESG REPORT
2022 GRESB 5 STAR RATING
UDR
Opening doors to the future
GRESB
2022
Nasdaq
THIS IS COAST GUARD
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H&M
NETFLIX

DEFINITIONS AND RECONCILIATIONS

1Q 2023

UDR®

Opening doors to the future®

GRESB

2022

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	4Q 2022	YTD 2022
Income/(loss) from unconsolidated entities	$ 761	$ 4,947
Management fee	605	2,285
Interest expense	4,044	15,395
Depreciation	7,492	30,062
General and administrative	59	227
Variable upside participation on Developer Capital Program, net	-	(10,622)
Developer Capital Program (excludes Menifee and Riverside)	(8,731)	(37,358)
Other (income)/expense	382	683
Realized (gain)/loss on real estate technology investments, net of tax	400	(1,587)
Unrealized (gain)/loss on real estate technology investments, net of tax	6,230	37,016
Total Joint Venture NOI at UDR's Ownership Interest	**$ 11,242**	**$ 41,048**

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021
Net income/(loss) attributable to UDR, Inc.	$ 44,530	$ 23,605	$ 5,084	$ 13,705	$ 117,461
Property management	12,949	12,675	11,952	11,576	10,411
Other operating expenses	4,008	3,746	5,027	4,712	8,604
Real estate depreciation and amortization	167,241	166,781	167,584	163,622	163,755
Interest expense	43,247	39,905	36,832	35,916	36,418
Casualty-related charges/(recoveries), net	8,523	901	1,074	(765)	(934)
General and administrative	16,811	15,840	16,585	14,908	13,868
Tax provision/(benefit), net	(683)	377	312	343	156
(Income)/loss from unconsolidated entities	(761)	(10,003)	11,229	(5,412)	(36,523)
Interest income and other (income)/expense, net	(1)	7,495	(3,001)	2,440	(2,254)
Joint venture management and other fees	(1,244)	(1,274)	(1,419)	(1,085)	(1,184)
Other depreciation and amortization	4,823	3,430	3,016	3,075	4,713
(Gain)/loss on sale of real estate owned	(25,494)	-	-	-	(85,223)
Net income/(loss) attributable to noncontrolling interests	2,937	1,540	280	898	8,683
Total consolidated NOI	$ 276,886	$ 265,018	$ 254,555	$ 243,933	$ 237,951

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	4Q 22	4Q 21	4Q 22	3Q 22	YTD 22	YTD 21
Revenue (Cash basis)	$ 371,449	$ 337,481	$ 371,449	$ 365,718	$1,337,003	$ 1,203,921
Concessions granted/(amortized), net	1,087	(5,218)	1,087	(348)	(6,022)	(10,381)
Revenue (Straight-line basis)	$ 372,536	$ 332,263	$ 372,536	$ 365,370	$1,330,981	$ 1,193,540
% change - Same-Store Revenue with Concessions on a Cash basis:	10.1%		1.6%		11.1%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	12.1%		2.0%		11.5%	
% change - Same-Store NOI with Concessions on a Cash basis	11.5%		3.7%		13.5%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	14.5%		4.3%		14.2%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiaries ("TRS") focus on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2023 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for first quarter of 2023 and full-year 2023 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	1Q 2023		Full-Year 2023	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.10	$ 0.12	$ 0.48	$ 0.56
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Depreciation	0.50	0.50	1.97	1.97
Noncontrolling interests	-	-	0.01	0.01
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.59**	**$ 0.61**	**$ 2.45**	**$ 2.53**
Legal and other costs	-	-	-	-
Casualty-related charges/(recoveries)	-	-	-	-
Variable upside participation on Developer Capital Program, net	-	-	-	-
Realized/unrealized (gain)/loss on real estate technology investments	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.59**	**$ 0.61**	**$ 2.45**	**$ 2.53**
Recurring capital expenditures	(0.03)	(0.03)	(0.23)	(0.23)
Forecasted AFFO per diluted share and unit	**$ 0.56**	**$ 0.58**	**$ 2.22**	**$ 2.30**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended December 31, 2022
Net income/(loss)	$	47,467
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		43,247
Real estate depreciation and amortization		167,241
Other depreciation and amortization		4,823
Tax provision/(benefit), net		(683)
Net (gain)/loss on the sale of depreciable real estate owned		(25,494)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,536
EBITDAre	$	248,137
Casualty-related charges/(recoveries), net		8,523
Severance costs		441
Unrealized (gain)/loss on real estate technology investments		537
Realized (gain)/loss on real estate technology investments		355
(Income)/loss from unconsolidated entities		(761)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,536)
Management fee expense on unconsolidated joint ventures		(605)
Consolidated EBITDAre - adjusted for non-recurring items	$	245,091
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	980,364
Interest expense, including debt extinguishment and other associated costs		43,247
Capitalized interest expense		2,939
Total interest	$	46,186
Preferred dividends	$	1,105
Total debt	$	5,487,303
Cash		(1,193)
Net debt	$	5,486,110
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.3x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.2x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.6x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Net income/(loss) attributable to common stockholders	$ 43,425	$ 116,403	$ 82,512	$ 145,787
Real estate depreciation and amortization	167,241	163,755	665,228	606,648
Noncontrolling interests	2,937	8,683	5,855	10,977
Real estate depreciation and amortization on unconsolidated joint ventures	7,492	7,903	30,062	31,967
Net gain on the sale of unconsolidated depreciable property	-	-	-	(2,460)
Net gain on the sale of depreciable real estate owned, net of tax	(25,494)	(85,223)	(25,494)	(136,001)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 195,601	$ 211,521	$ 757,963	$ 656,918
Distributions to preferred stockholders - Series E (Convertible) (1)	1,105	1,058	4,412	4,229
FFO attributable to common stockholders and unitholders, diluted	$ 196,706	$ 212,579	$ 762,375	$ 661,147
FFO per weighted average common share and unit, basic	$ 0.56	$ 0.64	$ 2.21	$ 2.04
FFO per weighted average common share and unit, diluted	$ 0.56	$ 0.63	$ 2.20	$ 2.02
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	346,879	332,396	343,149	322,744
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	350,372	338,028	347,094	327,039
Impact of adjustments to FFO:				
Debt extinguishment and other associated costs	$ -	$ -	$ -	$ 42,336
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	-	-	1,682
Variable upside participation on Developer Capital Program, net	-	-	(10,622)	-
Legal and other	-	4,020	1,493	5,319
Realized (gain)/loss on real estate technology investments, net of tax	756	(1,435)	(6,992)	(1,980)
Unrealized (gain)/loss on real estate technology investments, net of tax	6,767	(33,784)	52,663	(55,947)
Severance costs	441	1,439	441	2,280
Casualty-related charges/(recoveries), net	8,523	(934)	9,733	3,960
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	-	(50)	-	-
	$ 16,487	$ (30,744)	$ 46,716	$ (2,350)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 213,193	$ 181,835	$ 809,091	$ 658,797
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.61	$ 0.54	$ 2.33	$ 2.01
Recurring capital expenditures	(27,111)	(21,393)	(77,710)	(63,820)
AFFO attributable to common stockholders and unitholders, diluted	$ 186,082	$ 160,442	$ 731,381	$ 594,977
AFFO per weighted average common share and unit, diluted	$ 0.53	$ 0.47	$ 2.11	$ 1.82

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2022, and December 31, 2021. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, including as a result of COVID-19, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Developer Capital Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®